Exhibit 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Caesars Growth Properties Holdings, LLC (the “Company”), hereby certifies, to such officer's knowledge, that:
(i)the accompanying Annual Report on Form 10-K of the Company for the annual period ended December 31, 2015 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
(ii)the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: February 26, 2016

By:	Caesars Growth Properties Parent, LLC
its managing member
By:	Caesars Growth Partners, LLC
its managing member
By:	Caesars Acquisition Company
its managing member
By:	/S/ MITCH GARBER
Mitch Garber President and Chief Executive Officer of Caesars Acquisition Company, its managing member

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.